UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2016

IHS MARKIT LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-36495	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place, 25 Ropemaker Street London, England EC2Y 9LY
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +44 20 7260 2000

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Incorporation by Reference

This report on Form 8-K (other than the information furnished pursuant to Item 7.01 and Exhibits 99.1 and 99.2 attached hereto) shall be deemed to be incorporated by reference into the Confidential Offering Memorandum and Consent Solicitation Statement, dated June 27, 2016, of Markit Ltd., a Bermuda exempt company (“Markit”) relating to the previously announced exchange offer and consent solicitation in respect of certain outstanding notes of IHS Inc., a Delaware corporation (“IHS”), and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

Introductory Note

On July 12, 2016 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of March 20, 2016 (the “Merger Agreement”) by and among Markit, IHS, and Marvel Merger Sub, Inc., a Delaware corporation and an indirect and wholly owned subsidiary of Markit (“Merger Sub”), Merger Sub merged with and into IHS, with IHS surviving such merger as an indirect and wholly owned subsidiary of Markit (the “Merger”). Markit, as the combined group holding company, was renamed IHS Markit Ltd. (“IHS Markit” or the “Company”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the common stock of IHS, par value $0.01 per share, was converted into the right to receive 3.5566 fully paid and nonassessable common shares of IHS Markit, par value $0.01 per share (“Markit Shares”), together with cash in lieu of fractional shares of IHS Markit. In addition, at the Effective Time, each equity award of IHS outstanding immediately prior to the Effective Time was converted into equity awards of IHS Markit in accordance with the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 99.1 to Markit’s Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2016 (first report on such day), and is incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

On the Closing Date, concurrently with the consummation of the Merger, IHS Markit and certain of its subsidiaries entered into a new Credit Agreement (the “New Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders party thereto, for credit facilities in an aggregate principal amount of $3,056.0 million, consisting of term loans in an aggregate principal amount of $1,206.0 million (collectively, the “New Term Loan”) and revolving credit commitments in an aggregate principal amount of $1,850.0 million (collectively, the “New Revolver”). The New Credit Agreement is attached as Exhibit 10.1. The New Term Loan was borrowed in full in U.S. Dollars on July 12, 2016, and the New Revolver was drawn in an aggregate principal amount of $1,017.0 million on such date in connection with the Merger. The New Term Loan was incurred by Markit Group Holdings Limited (“MGHL”), and, subject to certain conditions and limitations, the New Revolver may be drawn upon by MGHL, IHS Global, Inc., IHS Global SA and IHS Global Canada Limited, together with any additional subsidiaries of IHS Markit designated as revolving borrowers under and pursuant to the terms of the New Credit Agreement.

The New Revolver, subject to certain conditions and limitations, may be borrowed from time to time in U.S. dollars, Sterling, Euros, Canadian dollars, Swiss Francs, Japanese Yen, or other freely available currencies approved by the administrative agent. Up to $50.0 million of the New Revolver is available for letters of credit. The borrowers may, subject to certain conditions and limitations, increase the outstanding principal amount of term loans and/or revolving credit commitments outstanding under the New Credit Agreement in an aggregate principal amount not to exceed $500.0 million.

The obligations under the New Credit Agreement have been guaranteed by IHS Markit and certain of its U.S. and non-U.S. subsidiaries. Such guarantees are governed by the guaranty agreements attached hereto as Exhibit 10.2 and Exhibit 10.3.

The New Term Loans mature, and the commitments under the New Revolver terminate, after a five year term, and are each unsecured. The New Term Loan may, at the option of MGHL as the borrower representative, bear interest based on an alternate base rate (equal to the highest of (a) the federal funds rate plus 0.50%, (b) Bank of America, N.A.’s “prime rate,” and (c) the Eurodollar rate plus 1.00%) or a “Eurodollar rate” (equal to the London Interbank Offered Rate (“LIBOR”) for the selected interest period, with such modifications as set forth in the New Credit Agreement), plus, in either case, an applicable margin ranging from 0.00% to 0.75%, for alternate base rate loans and ranging from 1.00% to 1.75%, for Eurodollar rate loans, with such applicable margin dependent upon, among other matters, the Leverage Ratio of IHS Markit and its subsidiaries, which is defined as the ratio of Consolidated Funded Indebtedness to rolling four-quarter Consolidated EBITDA, each as defined and further described in the New Credit Agreement. Loans in respect of the New Revolver denominated in currencies other than U.S. Dollars bear interest similarly, and with the same margins, except the base to which such margin is added may differ from those described above, in the manner set forth in the New Credit Agreement, depending on the applicable currency. Prior to delivery of the first compliance certificate under the New Credit Agreement, after which the interest rate margins may be modified on account of the Leverage Ratio as set forth above, the applicable margin for loans under the New Credit Agreement is 0.50% per annum for loans based on the alternative base rate (or corresponding rates for non-U.S. Dollar loans) and 1.50% per annum for loans based on the Eurodollar rate (or corresponding rates for non-U.S. Dollar loans). Additionally, the New Credit Agreement contains a fee in respect of unused revolving credit commitments under the New Revolver. Such commitment fee will initially be 0.25% per annum, and may be reduced in the future on account of the Leverage Ratio.

The New Credit Agreement contains certain financial and other covenants, including a maximum Leverage Ratio and a minimum Interest Coverage Ratio, as defined in the New Credit Agreement. The New Credit Agreement requires IHS Markit and its consolidated subsidiaries to maintain a maximum Leverage Ratio of 3.75:1.00 for the three consecutive trailing twelve month test periods following the Merger and 3.50:1.00 thereafter and a minimum Interest Coverage Ratio of 3.00:1.00, each as more fully described in the New Credit Agreement. Such Leverage Ratio test is also subject to modification for certain material acquisitions as set forth in the New Credit Agreement.

The New Credit Agreement limits IHS Markit’s and its subsidiaries’ ability to, among other things: (i) incur or guarantee additional debt; (ii) make certain investments or acquisitions; (iii) incur certain liens; (iv) engage in certain types of fundamental change transactions; (v) make certain dispositions and asset sales; (vi) transact with our affiliates in certain manners, (vii) make certain restricted payments (including certain dividends and distributions in respect of equity) and (viii) enter into certain burdensome or restrictive agreements. In addition, the New Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, IHS Markit and its subsidiaries repaid and terminated the Facility Agreement, dated July 16, 2012 (as amended and restated on March 21, 2014 and as further amended thereafter), by and among IHS Markit (f/k/a Markit Ltd.), MGHL and certain affiliates thereof, each of the financial institutions party thereto, as lenders, and HSBC Bank PLC, as agent.

In connection with the consummation of the Merger, IHS and its subsidiaries repaid and terminated the term loan credit agreement, dated July 15, 2013 (as amended and restated on October 17, 2014 and as further amended thereafter), by and among IHS, as guarantor, IHS Global Inc., as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, and the senior unsecured revolving credit agreement, dated October 17, 2014 (as further amended thereafter), by and among IHS, certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as administrative agent.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant

On July 12, 2016, the Board of Directors of the Company (the “Board of Directors”) and the Audit Committee of the Board of Directors approved the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm, and requested that PricewaterhouseCoopers LLP (“PwC”) resign as the Company’s independent registered public accounting firm, in each case effective as of the Effective Time. Also on July 12, 2016, PwC resigned as the independent registered public accounting firm of the Company, effective as of the Effective Time. Prior to the Effective Time, E&Y was IHS’s independent registered public accounting firm.

During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through July 12, 2016, there were (i) no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

PwC’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided PwC with a copy of this Current Report on Form 8-K prior to its filing with the Commission and requested that PwC furnish the Company with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of PwC’s letter, dated July 12, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through July 12, 2016, neither the Company nor anyone acting on its behalf consulted E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company by E&Y that E&Y concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the Merger, effective as of the Effective Time, Edwin Cass, Jill Denham, Timothy Frost, Cheng Chih Sung, Anne Walker and Lance Uggla resigned from the Board of Directors. Edwin Cass was a member of the Audit and Risk Committee, Jill Denham was a member of the Human Resources Committee and the Nominating and Governance Committee, Timothy Frost was a member of the Audit and Risk Committee and was chair of the Nominating and Governance Committee, Cheng Chih Sung was a member of the Audit and Risk Committee and Lance Uggla was a member of the Nominating and Governance Committee. There were no disagreements between the directors tendering their resignations and the Company on any matter relating to the Company’s operations, policies or practices.

Additionally, in connection with the merger, effective as of the Effective Time, the Board of Directors appointed the following individuals to serve as directors of the Company: Jerre L. Stead and Deborah Doyle McWhinney as Class I directors, Richard Roedel, Jean-Paul Montupet and Lance Uggla as Class II directors and Ruann F. Ernst and Balakrishnan S. Iyer as Class III directors. After giving effect to such resignations and appointments, the Company’s Board of Directors currently consists of the following individuals:

Name	Class
Jerre Stead	Class I
Deborah Doyle McWhinney	Class I
Dinyar Devitre	Class I
Robert Kelly	Class I
Lance Uggla	Class II
Richard Roedel	Class II
Jean-Paul Montupet	Class II
James A. Rosenthal	Class II
Ruann F. Ernst	Class III
Balakrishnan S. Iyer	Class III
William E. Ford	Class III

The Class I directors will serve until the 2018 annual general meeting, the Class II directors will serve until the 2019 annual general meeting and the Class III directors will serve until the 2017 annual general meeting, in each case unless they resign or their respective appointments are otherwise terminated in accordance with the Amended and Restated Bye-laws of the Company (the “Bye-laws”), which are filed as Exhibit 3.1 hereto and incorporated by reference herein. Effective as of the Effective Time, the Board of Directors appointed Jerre L. Stead as Chairman of the Board of Directors, to serve until his appointment terminates or is otherwise revoked in accordance with the Bye-laws. Additionally, in connection with the merger, effective as of the Effective Time, Robert Kelly was appointed lead director.

The information required by Item 404(a) of Regulation S-K with respect to each of the members of the Board of Directors is set forth in the sections entitled “Interests of Markit Directors and Executive Officers in the Merger” and “Interests of IHS Directors and Executive Officers in the Merger” in Markit’s registration statement and joint proxy statement/prospectus of IHS and Markit filed with the Commission on June 6, 2016 (the “Registration Statement”) and is incorporated herein by reference.

Effective as of the Effective Time, the newly appointed non-employee IHS Markit directors will participate in the Non-Employee Director Compensation Policy filed as Exhibit 4.30 to Markit’s Form 20-F filed with the Commission on March 10, 2015 which is incorporated herein by reference.

Board Committees

Effective as of the Effective Time, the Audit and Risk Committee was renamed the Audit Committee, a Risk Committee was established, and the Human Resources and Compensation Committee was renamed the Human Resources Committee. Effective as of the Effective Time, the following directors were appointed to the various Committees of the Board of Directors:

Committee	Director
Audit Committee	Dinyar Devitre, Chair
William E. Ford
Balakrishnan S. Iyer
Deborah Doyle McWhinney
Risk Committee	Richard Roedel, Chair
Dinyar Devitre
Deborah Doyle McWhinney
Jim Rosenthal
Human Resources Committee	Ruann F. Ernst, Chair
Robert Kelly
Jean-Paul Montupet
Jim Rosenthal
Nominating and Governance Committee	Robert Kelly, Chair
Dinyar Devitre
Balakrishnan S. Iyer
Jean-Paul Montupet

Executive Officers

In connection with the Merger, effective as of the Effective Time, Kevin Gould, the former Markit President, and Jeffrey Gooch, the former Markit Chief Financial Officer, will cease serving as an officer effective as of the Effective Time of IHS Markit but will continue to be employed for a transition period following the Effective Time. Upon a termination of their employment following a transition period, Messrs. Gould and Gooch will receive severance payments in accordance with their respective employment agreements and all of their unvested equity awards will vest, as described in the sections entitled “Interests of Markit Directors and Executive Officers in the Merger” and “Interests of IHS Directors and Executive Officers in the Merger” in the Registration Statement which are incorporated herein by reference, and each of Messrs. Gould and Gooch may also receive a bonus for 2016 pro-rated through his date of termination.

Additionally, in connection with the Merger, effective as of the Effective Time, the following individuals were appointed by the Board of Directors to hold the offices of the Company set forth opposite their respective names, to serve as such until their successors are duly appointed or, if earlier, until their death, resignation or removal from office:

Name	Office
Jerre Stead	Chief Executive Officer
Lance Uggla	President
Daniel Yergin	Vice Chairman
Todd Hyatt	Executive Vice President and Chief Financial Officer
Heather Matzke-Hamlin	Senior Vice President and Chief Accounting Officer

A brief biography of each of the foregoing individuals is set forth below:

Jerre Stead is chairman of the board of directors and chief executive officer of IHS Markit. Previously, Jerre was chairman and CEO of IHS. He led the company's successful IPO in November 2005 and, in the following 10 years, IHS provided shareowners a 28 percent compound annual growth rate. He also has served as CEO at Ingram Micro, Square D, AT&T Global Business Communications Systems, AT&T Global Information Solutions (NCR Corporation), Legent Corporation and Honeywell-Phillips Medical Electronics. Jerre has served on more than 30 corporate boards. In 2009, he was chosen as an “outstanding director” by the Financial Times. Jerre holds a bachelor’s degree in business administration from the University of Iowa and a degree from the Harvard University Advanced Management Program in Switzerland.

Lance Uggla is president of IHS Markit and a member of the board of directors. Previously, Lance was Markit’s chief executive officer, responsible for leading the company’s strategic development and managing day-to-day operations. Lance founded Markit in 2003 after spotting an opportunity to bring transparency to the credit default swap market. The company launched the first daily CDS pricing service that year. Lance oversaw Markit’s growth from a startup to a global public company with over 4,200 employees in 28 offices worldwide, serving over 3,000 customers. Lance graduated from the Simon Fraser University in Canada with a B.B.A. and holds an M.Sc. from the London School of Economics.

Daniel Yergin is vice chairman of IHS Markit. The Pulitzer-Prize winning author of The Prize and The Quest, Dr. Yergin was vice chairman of IHS and founded IHS CERA. He is an authority on energy, international politics and economics. His awards include Lifetime Achievement from the Prime Minister of India and the United States Energy Award for “lifelong achievements in energy and the promotion of international understanding.” He holds a B.A. from Yale University and a Ph.D. from Cambridge University, where he was a Marshall Scholar.

Todd Hyatt is executive vice president and chief financial officer of IHS Markit. Todd served in those same roles at IHS after previously serving as chief information officer, senior vice president of FP&A, and leading the finance organization for the company’s engineering segment. He also worked for LoneTree Capital, US WEST/MediaOne, AT&T, Arthur Young and Arthur Andersen. He holds a B.S. in accounting from the University of Wyoming and an M.S. in management from Purdue University.

Heather Matzke-Hamlin is senior vice president and chief accounting officer of IHS Markit. She was previously senior vice president and chief accounting officer of IHS since February 2005 . Prior to joining IHS, Heather was Director of Internal Audit at Storage Technology Corporation (“StorageTek”) from February 1999 to February 2005. Prior to joining StorageTek, she spent over nine years with PricewaterhouseCoopers (formerly Price Waterhouse) in audit services.

Ms. Matzke-Hamlin holds a bachelor's degree in accounting from Indiana University and is a Certified Public Accountant in the state of Colorado.

Information about the compensation of certain of the aforementioned individuals required to be disclosed under Items 5.02(c) and (d) of Form 8-K, is set forth in the sections entitled “Interests of Markit Directors and Executive Officers in the Merger” and “Interests of IHS Directors and Executive Officers in the Merger” in the Registration Statement and is incorporated herein by reference. Except as set forth in such sections of the Registration Statement and this Item 5.02, there are no transactions or arrangements that would be required to be disclosed under Items 5.02(d)(2), (4) or (5).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bye-laws

At the Effective Time, the bye-laws of Markit were amended and restated in the form of the Bye-laws, which are filed as Exhibit 3.1 hereto and incorporated by reference herein.

Fiscal Year

On July 12, 2016, the Board of Directors of the Company approved a change of the Company’s fiscal year end from December 31 to November 30, effective as of the Effective Time. The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods.

The change to the Company’s fiscal year will not impact the Company’s fiscal year results for the year ended December 31, 2015. However, the change will impact the prior year comparability of each of the fiscal quarters and annual period in 2016 in future filings.

The Company has filed its selected financial information on Form 6-K for the quarter ended March 31, 2016, and IHS has filed its Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2016. The Company will file its next Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2016. Because IHS is considered the accounting acquirer in the Merger, the Company’s Annual Report on Form 10-K for the fiscal year ending November 30, 2016 will cover the period beginning December 1, 2015 and ending November 30, 2016.

Name and Trading Symbol

On July 12, 2016, Markit filed for registration with the Bermuda Registrar of Companies to change its name to IHS Markit Ltd.

Effective July 13, 2016, the Company’s common shares trade under the new ticker symbol “INFO” on the NASDAQ Global Select Market with the new CUSIP number of G47567 105. Outstanding share certificates representing common shares of the Company will continue to be valid and need not be exchanged in connection with the name change.

Item 7.01. Regulation FD Disclosure.

On July 12, 2016, IHS and Markit issued a joint press release announcing the results as of the early tender date for the Exchange Offer, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On July 12, 2016, IHS Markit issued a press release announcing the completion of the merger. The press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of IHS required by this item were previously filed and incorporated by reference in the Registration Statement.

(b) Pro forma financial information.

The pro forma financial information required by this item was previously filed and included in the Registration Statement.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 20, 2016, by and among IHS Inc., Markit Ltd., and Marvel Merger Sub, Inc. (previously filed as Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed by Markit Ltd. on March 21, 2016, and incorporated herein by reference).
3.1	Amended and Restated Bye-Laws of IHS Markit Ltd.
10.1	Credit Agreement, dated as of July 12, 2016
10.2	Guaranty Agreement (US), dated as of July 12, 2016
10.3	Guaranty Agreement (Non-US), dated as of July 12, 2016
16.1	Letter of PricewaterhouseCoopers LLP, dated July 12, 2016, regarding change in independent registered public accounting firm.
99.1	Press Release, dated July 12, 2016, jointly issued by IHS Inc. and Markit Ltd.
99.2	Press Release, dated July 12, 2016, jointly issued by IHS Inc. and Markit Ltd.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHS MARKIT LTD.

Date: July 12, 2016	By:	/s/ Todd Hyatt
	Name:	Todd Hyatt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 20, 2016, by and among IHS Inc., Markit Ltd., and Marvel Merger Sub, Inc. (previously filed as Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed by Markit Ltd. on March 21, 2016, and incorporated herein by reference).
3.1	Amended and Restated Bye-Laws of IHS Markit Ltd.
10.1	Credit Agreement, dated as of July 12, 2016
10.2	Guaranty Agreement (US), dated as of July 12, 2016
10.3	Guaranty Agreement (Non-US), dated as of July 12, 2016
16.1	Letter of PricewaterhouseCoopers LLP, dated July 12, 2016, regarding change in independent registered public accounting firm.
99.1	Press Release, dated July 12, 2016, jointly issued by IHS Inc. and Markit Ltd.
99.2	Press Release, dated July 12, 2016, jointly issued by IHS Inc. and Markit Ltd.